UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2019

IOVANCE BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2019, Iovance Biotherapeutics, Inc. (the “Company”) entered into a first amendment (the “Amended Lease”) to its previously disclosed lease agreement with Hudson Skyway Landing, LLC (the “Lease”) for additional space at its corporate headquarters in San Carlos, California.

Under the Amended Lease, the Company will lease an additional 8,110 rentable square feet (the “Expansion Space”), for a total of approximately 20,432 rentable square feet of space on the first floor of the building located at 999 Skyway Road, San Carlos, California, commonly known as Skyway Landing II. The term of the Amended Lease remains the same as that of the Lease and continues to expire on April 30, 2021, unless earlier terminated in accordance with the Amended Lease. The Company’s monthly base rent for the Expansion Space under the Amended Lease will be $38,522.50 for the first year and $39,678.18 for the second year. The Company is also responsible for paying its portion of operating expenses and real estate taxes for the Expansion Space.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Amended Lease, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Lease Agreement dated as of June 19, 2019, by and between Iovance Biotherapeutics, Inc. and Hudson Skyway Landing, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer